UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 25, 2006
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NUTRITION 21, INC.
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(Exact Name of Registrant as Specified in Charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York 10577
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(Address of Principal Executive Offices) (Zip Code)

(914) 701-4500
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Registrant's telephone number, including area code

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement

At a closing on August 25, 2006, the Company completed the merger of Iceland Health, Inc., a New York corporation (“Iceland Health”), into N21 Acquisition I LLC, a newly formed New York limited liability company that is wholly owned by the Company (“Acquisition LLC”). The closing was effected under the terms of an Amended and Restated Merger Agreement dated as of August 25, 2006 (the “Agreement”) that amended and restated an agreement dated as of August 15, 2006 primarily to substitute N21 Acquisition I LLC as the surviving entity in place of N21 Acquisition Corp. Effective as of the closing the name of Acquisition LLC was changed to Iceland Health, LLC.

Iceland Health is in the business of marketing and selling fish oil and omega-3 fatty acids that are manufactured by an Iceland company. It markets its products through direct response channels including TV infomercials, print, radio, direct mail and internet e-commerce. Prior to the closing, Iceland Health was owned by Mark Stenberg and Arnold Blair (the “Stockholders”).

At the closing, the Company delivered or paid to the Stockholders 8,000,000 shares of the Company's common stock; $1,000,000 in cash; and $2,500,000 in 5% notes that are due on August 25, 2009. The notes are secured with Iceland Health’s trade names and trade marks and the goodwill with respect to these names and marks. The Company also agreed to pay to the Stockholders up to $2,500,000 in earn out payments based on 3% of the amount by which Net Sales of Eligible Products (each as defined) in successive one-year periods after the Closing exceed $10,000,000. The Company will be required to issue to the Stockholders up to 1.5 million additional shares of the Company's common stock if the volume weighted average price of the Company's common stock during the 30 trading days immediately preceding the first anniversary of the Closing is less than $2 per share.

Within 60 days after the closing, the Company is required to pay to the Stockholders the amount if any by which Working Capital (as defined) at the closing is more than $100,000, and the Stockholders are required to pay to the Company the amount if any by which working capital at the closing is less than $100,000.

The shares issued and issuable to the Stockholders are restricted, but the Company is required to file a registration statement for these shares within 90 days after the closing. Notwithstanding registration, the shares (except for a total of up to 920,000 shares to be transferred by the Stockholders to other persons) are restricted so that (except for the up to 920,000 shares that may be transferred to other persons) no shares can be sold during the first year after the closing, one-third can be sold during the second year after the closing, and two thirds can be sold during the third year after the closing. The restrictions lapse on the third anniversary of the closing. Restrictions also lapse earlier upon sale of the Company or of all or substantially all of its assets or the purchase by any person or entity of 35% or more of the Company's then outstanding common stock, and on certain terminations of employment as provided in the next paragraph.

Each Stockholder entered into a three-year employment agreement with the Company that provides for a base salary of $225,000 per year. For each full fiscal year during a Stockholder's employment in which the Company has positive EBITDA, the Company will pay to him a bonus equal to 0.25% (but not more than $50,000) of the Company's direct response sales in excess of $30 million during such fiscal year, plus 2.5% (but not more than $100,000) of any direct response operating profits in excess of $3 million during such fiscal year. The employment agreement also provides that each Stockholder is to be granted options during the period ending December 31, 2007 based on the number of options granted to executives similarly situated, and that he will be eligible for additional options during the balance of his employment term. If the Company terminates the employment of a Stockholder other than For Cause (as defined), the Company will be required to pay to the Stockholder his base salary for 12 months or to the end of the term, whichever is less. The restrictions on the sale of shares issued and issuable to a Stockholder will lapse if there is a Final Determination (as defined) that the Stockholder's employment was terminated by the Company other than For Cause (as defined) or that the Stockholder terminated his employment with the Company for Good Reason (as defined).

The Stockholders entered into a confidentiality and non-compete agreement in favor of the Company at the closing.

The Agreement contains representations, warranties and indemnity obligations by the parties, as well as additional covenants.

The foregoing description is only a summary of the relevant documents and is qualified in its entirety by reference to the full text of these documents that are filed as exhibits. A copy of the press release issued by the Company dated August 29, 2006 is also filed as an exhibit.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 for information on the Company’s issuance of 5% notes in the principal amount of $2,500,000 that are due on August 25, 2009, and for a security interest that the Company granted for these notes.

The foregoing description is qualified in its entirety by reference to the notes and the related security agreement, copies of which are files as exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 for information on the Company’s issuance of 8,000,000 shares of restricted common stock to the Stockholders. These shares were issued in a private placement in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit	Description

2.1	Amended and Restated Merger Agreement dated as of August 25, 2006 by and among Nutrition 21 Inc., N21 Acquisition I LLC, Iceland Health, Inc., and Mark Stenberg and Arnold Blair

4.1	Form of promissory notes issued by the Company to each of Mark Stenberg and Arnold Blair

10.1	Form of employment agreement by and between the Company and each of Mark Stenberg and Arnold Blair

10.2	Form of confidentiality and non-compete agreement executed by each of Mark H. Stenberg and Arnold Blair

10.3	Form of security agreement for notes filed as Exhibit 4.1

99.1	Press Release dated August 29, 2006 by Nutrition 21, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUTRITION 21, INC.
Registrant

Date: August 29, 2006

	By:	/s/ Paul Intlekofer
PAUL INTLEKOFER
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Amended and Restated Merger Agreement dated as of August 25, 2006 by and among Nutrition 21 Inc., N21 Acquisition I LLC, Iceland Health, Inc., and Mark Stenberg and Arnold Blair

4.1	Form of promissory notes issued by the Company to each of Mark Stenberg and Arnold Blair

10.1	Form of employment agreement by and between the Company and each of Mark Stenberg and Arnold Blair

10.2	Form of confidentiality and non-compete agreement executed by each of Mark H. Stenberg and Arnold Blair

10.3	Form of security agreement for notes filed as Exhibit 4.1

99.1	Press Release dated August 29, 2006 by Nutrition 21, Inc.